Exhibit 10.31

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT
dated as of
April 26, 2011
among
BANK OF AMERICA, N.A.,
as ABL Administrative Agent,
UBS AG, STAMFORD BRANCH,
as Term Loan Collateral Agent,
NORTEK, INC.
and
the Subsidiaries of Nortek, Inc. named herein

          LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of April 26, 2011, among BANK OF AMERICA, N.A., as Administrative Agent under the ABL Credit Agreement referred to herein and as ABL Administrative Agent for the ABL Secured Parties, UBS AG, STAMFORD BRANCH, as Term Loan Collateral Agent for the Term Loan Secured Parties referred to herein, NORTEK, INC. and the subsidiaries of Nortek, Inc. named herein.
          Reference is made to (a) the ABL Credit Agreement (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I herein), under which the ABL Lenders have extended and agreed to extend credit to the Borrowers, and (b) the Term Loan Credit Agreement, under which the Term Loan Lenders have extended and agreed to extend credit to the Borrowers. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Administrative Agent (for itself and on behalf of the ABL Secured Parties), the Term Loan Collateral Agent (for itself and on behalf of the Term Loan Secured Parties), the Company and the subsidiaries of the Company party hereto agree as follows:
ARTICLE I
Definitions
          SECTION 1.01. Construction; Certain Defined Terms.
          (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, restated, amended and restated, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.
          (b) As used in this Agreement, the following terms have the meanings specified below:

          “ABL Administrative Agent” means Bank of America, N.A., in its capacity as Administrative Agent under the ABL Credit Agreement, and its successors in such capacity (it being understood the ABL Administrative Agent has been appointed as the sole “collateral agent” under the ABL Documents, and is the sole representative under the ABL Documents with respect to the ABL Collateral and the remedies with respect thereto).
          “ABL Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Obligations.
          “ABL Credit Agreement” means the Amended and Restated Credit Agreement dated as of December 17, 2010, among the Borrowers named therein, the ABL Lenders, and the ABL Administrative Agent, as amended, restated, amended and restated, supplemented, waived, Refinanced or otherwise modified from time to time.
          “ABL Documents” means the ABL Credit Agreement and the ABL Security Documents.
          “ABL First Lien Collateral” means any and all of the following ABL Collateral now owned or at any time hereafter acquired by the Company or any other Grantor or in which any such Person may have now or in the future any right, title or interest:
     (a) all Accounts;
     (b) all Inventory;
     (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents;
     (d) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to Term Loan First Lien Collateral;
     (e) all intercompany indebtedness of the Company or any of its subsidiaries that arises from cash advances made after the date hereof to enable the obligor or obligors thereon to acquire Inventory;
     (f) all collection accounts, Deposit Accounts, lock-boxes, Securities Accounts and Commodity Accounts and any cash or other assets in any such accounts and all “Cash Equivalents” as defined in the ABL Credit Agreement on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the Term Loan Secured Parties) (other than (i) identifiable cash proceeds in respect of Term Loan First Lien Collateral, (ii) as each may relate to the Capital Stock of the Grantors and (iii) amounts held in any Disposition Proceeds Account to the extent that such amounts do not exceed the amount of proceeds of the sale or other disposition of any Term Loan First Lien Collateral that are deposited in such Disposition Proceeds Account plus interest, dividends, earnings and other proceeds thereof, and minus withdrawals thereof that are applied as provided in the Term Loan Credit Agreement);
     (g) all books and records related to the foregoing; and
     (h) all Products and Proceeds (including Proceeds of Proceeds) and Supporting Obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of any Grantor and business interruption insurance and all collateral security and guarantees given by any other Person with respect to any of the foregoing; provided that no Proceeds of Proceeds of ABL First Lien Collateral will constitute ABL First Lien Collateral unless such Proceeds would otherwise constitute ABL First Lien Collateral.
          “ABL First Lien Collateral Transition Date” means the earlier of (a) the date on which all the ABL Obligations shall have been paid in full (other than (i) indemnity payments not yet accrued under the ABL Documents and (ii) obligations under Secured Hedge Agreements (as defined in the ABL Credit Agreement) and Secured Cash Management Agreements (as defined in the ABL Credit Agreement) as to which arrangements satisfactory to the applicable hedging or cash management counterparty, as applicable, shall have been made) and all commitments to extend credit under the ABL Credit Agreement shall have been terminated and all Letters of Credit (as defined in the ABL Credit Agreement) shall have expired or terminated (other than any Letters of Credit as to which arrangements reasonably satisfactory to the applicable issuing party shall have been made) and (b) the date on which all Senior Liens on the ABL First Lien Collateral shall have been released.
          “ABL Lenders” means the Lenders under and as defined in the ABL Credit Agreement.
          “ABL Liens” means Liens on the ABL Collateral created under ABL Security Documents to secure the ABL Obligations.
          “ABL Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents that convey or evidence a Lien in favor of the ABL Administrative Agent (on behalf of the ABL Secured Parties) on fee or leasehold interests in real property of a Grantor to secure the ABL Obligations, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
          “ABL Obligations” means all “U.S. Obligations” (as such term is defined in the ABL Credit Agreement) under the ABL Documents, the Secured Hedge Agreements and the Secured Cash Management Agreements (as such terms are defined in the ABL Credit Agreement).
          “ABL Secured Parties” means, at any time, the ABL Administrative Agent, each “Collateral Agent” (as defined in the ABL Credit Agreement), each ABL Lender, each L/C Issuer (as defined in the ABL Credit Agreement), each counterparty under any Secured Hedge Agreements (as defined in the ABL Credit Agreement) and the Secured Cash Management Agreements (as defined in the ABL Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any ABL Document and each other holder of, or obligee in respect of, any ABL Obligations outstanding at such time.
          “ABL Security Agreement” means that certain U.S. Security Agreement dated as of December 17, 2009, among the Company, the subsidiaries of the Company party thereto and the ABL Administrative Agent, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
          “ABL Security Documents” means the ABL Credit Agreement (insofar as the same grants a Lien on Collateral), the ABL Security Agreement, the ABL Mortgages, the Intellectual Property Security Agreements (as defined in the ABL Security Agreement) and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any ABL Obligations.
          “Agreement” means this Lien Subordination and Intercreditor Agreement as in effect from time to time.
          “Bankruptcy Code” means Title 11 of the United States Code.
          “Borrowers” means the Company and the subsidiaries of the Company that are borrowers under the ABL Credit Agreement or the Term Loan Credit Agreement, as applicable.
          “Business Day” means any day other than a Saturday, Sunday or other day on which banks in New York City are authorized or required by law to close.
          “Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Collateral” means the ABL Collateral and the Term Loan Collateral.
          “Collateral Agent” means the ABL Administrative Agent and/or the Term Loan Collateral Agent.
          “Company” means Nortek, Inc., a Delaware corporation.
          “Discharge” means, (a) in the case of the ABL Obligations and ABL Collateral, (i) the payment in full of all ABL Obligations (other than (A) indemnity payments not yet accrued under the ABL Documents and (B) obligations under Secured Hedge Agreements (as defined in the ABL Credit Agreement) and Secured Cash Management Agreements (as defined in the ABL Credit Agreement) as to which arrangements satisfactory to the applicable hedging or cash management counterparty, as applicable, shall have been made) and the termination of all commitments to extend credit under the ABL Credit Agreement and the termination or expiration of all Letters of Credit (as defined in the ABL Credit Agreement) (other than any Letters of Credit as to which arrangements reasonably satisfactory to the applicable issuing party shall have been made) and (ii) the release of all ABL Liens on the ABL First Lien Collateral and (b) in the case of the Term Loan Obligations and the Term Loan Collateral, (i) the payment in full of all Term Loan Obligations (other than (A) indemnity payments not yet accrued under the Term Loan Documents and (B) obligations under Secured Hedge Agreements (as defined in the Term Loan Credit Agreement) as to which arrangements satisfactory to the applicable hedging counterparty shall have been made) and (ii) the release of all Tem Loan Liens on the Term Loan First Lien Collateral.
          “Disposition Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by the Term Loan Collateral Agent or ABL Administrative Agent for the sole purpose of holding the proceeds of any sale or other disposition of any Term Loan First Lien Collateral pending reinvestment pursuant to the terms of the Term Loan Credit Agreement as in effect on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the ABL Secured Parties).
          “Enforcement Action” shall have the meaning assigned to such term in Section 2.02(a).
          “Enforcement Notice” at a time when an Event of Default under the ABL Credit Agreement or the Term Loan Credit Agreement has occurred and the ABL Administrative Agent or the Term Loan Collateral Agent, as applicable, shall have delivered written notice to the Company and (x) in the case of such a notice delivered by the ABL Administrative Agent, the Term Loan Collateral Agent and (y) in the case of such a notice delivered by the Term Loan Collateral Agent, the ABL Administrative Agent, that the ABL Administrative Agent or the Term Loan Collateral Agent, as the case may be, intends to exercise remedies against any of the Collateral.
          “Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement or the Term Loan Credit Agreement, as the context may require.
          “Grantor” means the Company and each subsidiary of the Company that shall have granted any Lien in favor of the ABL Administrative Agent or the Term Loan Collateral Agent on any of its assets or properties to secure any of the Obligations.
          “Junior Documents” means (a) in respect of the Term Loan First Lien Collateral, the ABL Documents, and (b) in respect of the ABL First Lien Collateral, the Term Loan Documents.
          “Junior Liens” means (a) in respect of the ABL First Lien Collateral, the Term Loan Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the ABL Liens on such Collateral.
          “Junior Representative” means (a) with respect to the Term Loan First Lien Collateral, the ABL Administrative Agent, and (b) with respect to the ABL First Lien Collateral, the Term Loan Collateral Agent.
          “Junior Secured Obligations” means (a) with respect to the Term Loan Obligations (to the extent such Obligations are secured by the Term Loan First Lien Collateral), the

ABL Obligations, and (b) with respect to ABL Obligations (to the extent such Obligations are secured by the ABL First Lien Collateral), the Term Loan Obligations.
          “Junior Secured Obligations Collateral” means the Collateral in respect of which the Junior Representative (on behalf of itself and the Junior Secured Obligations Secured Parties) holds a Junior Lien.
          “Junior Secured Obligations Secured Parties” means (a) with respect to the Term Loan First Lien Collateral, the ABL Secured Parties, and (b) with respect to the ABL First Lien Collateral, the Term Loan Secured Parties.
          “Junior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the Term Loan Security Documents, and (b) with respect to the Term Loan First Lien Collateral, the ABL Security Documents.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any other agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction) with respect thereto; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.
          “Loan Agreements” mean the ABL Credit Agreement and the Term Loan Credit Agreement.
          “Notice of Event of Default” shall mean a written certification from any Collateral Agent addressed to the other Collateral Agent certifying that an Event of Default has occurred and is continuing under the applicable Loan Agreement, and that any required notice thereof has been given and any grace periods provided for therein have expired and such Collateral Agent has demanded the repayment of all the principal amount of the applicable Obligations.
          “Obligations” means the Term Loan Obligations and the ABL Obligations.
          “Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.
          “Refinance” means, in respect of any indebtedness, and in each case subject to the provisions of Section 2.10 hereof, to refinance, extend, renew, restructure or replace such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements in exchange or replacement for such indebtedness (in each case in whole or in part), including by adding or replacing lenders, creditors, agents, trustees, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any ABL Credit Agreement, Term Loan Credit Agreement or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

          “Representative” means (a) in the case of any Term Loan Obligations, the Term Loan Collateral Agent, and (b) in the case of any ABL Obligations, the ABL Administrative Agent.
          “Secured Parties” means the Term Loan Secured Parties and the ABL Secured Parties.
          “Security Documents” means the Term Loan Security Documents and the ABL Security Documents.
          “Senior Documents” means (a) in respect of the Term Loan First Lien Collateral, the Term Loan Documents, and (b) in respect of the ABL First Lien Collateral, the ABL Documents.
          “Senior Liens” means (a) in respect of the ABL First Lien Collateral, the ABL Liens on such Collateral, and (b) in respect of the Term Loan First Lien Collateral, the Term Loan Liens on such Collateral.
          “Senior Representative” means (a) with respect to the Term Loan First Lien Collateral, the Term Loan Collateral Agent, and (b) with respect to the ABL First Lien Collateral, the ABL Administrative Agent.
          “Senior Secured Obligations” means (a) with respect to the ABL Obligations (to the extent such Obligations are secured by the Term Loan First Lien Collateral), the Term Loan Obligations, and (b) with respect to Term Loan Obligations (to the extent such Obligations are secured by the ABL First Lien Collateral), the ABL Obligations.
          “Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.
          “Senior Secured Obligations Secured Parties” means (a) with respect to the Term Loan First Lien Collateral, the Term Loan Secured Parties, and (b) with respect to the ABL First Lien Collateral, the ABL Secured Parties.
          “Senior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the ABL Security Documents, and (b) with respect to the Term Loan First Lien Collateral, the Term Loan Security Documents.
          “subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, and (b) any partnership, joint venture or limited liability company of which (i) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (ii) such Person or any subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Term Loan Administrative Agent” means UBS AG, Stamford Branch, in its capacity as Term Loan Administrative Agent under the Term Loan Credit Agreement, and its successors in such capacity.
          “Term Loan Collateral” means all assets and properties subject to Liens created by the Term Loan Security Documents to secure the Term Loan Obligations.
          “Term Loan Collateral Agent” means UBS AG, Stamford Branch, in its capacity as Term Loan Collateral Agent under the Term Loan Security Documents, and its successors in such capacity.
          “Term Loan Credit Agreement” means the Credit Agreement dated as of April 26, 2011, among the Company, the Term Loan Administrative Agent and the Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, waived, Refinanced or otherwise modified from time to time.
          “Term Loan Documents” means the Term Loan Credit Agreement and the Term Loan Security Documents.
          “Term Loan First Lien Collateral” means any and all Term Loan Collateral, other than the ABL First Lien Collateral, including, without limitation, and in each case to the extent not constituting ABL First Lien Collateral, (a) all Equipment; (b) all real property; (c) all intellectual property; (d) all General Intangibles; (e) all documents of title related to Equipment; (f) all Capital Stock or other equity interests of each subsidiary of the Company or any Grantor; (g) all promissory notes and instruments evidencing indebtedness owed to any Grantor (other than intercompany loans advanced to fund the purchase of Inventory); (h) all books and records, Supporting Obligations and related letters of credit, Commercial Tort Claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; (i) all other Goods and assets of the Grantors not constituting ABL First Lien Collateral; and (j) substitutions, replacements, accessions, Products and Proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.
          “Term Loan Lenders” means the Lenders under and as defined in the Term Loan Credit Agreement.
          “Term Loan Liens” means Liens on the Term Loan Collateral created under the Term Loan Security Documents to secure the Term Loan Obligations.
          “Term Loan Mortgages” means the mortgages, deeds of trust, leasehold mortgages, assignments of leases and rents, modifications and other security documents that convey or evidence a Lien in favor of the Term Loan Collateral Agent or Term Loan Administrative Agent (in each case on behalf of the Term Loan Secured Parties) on fee or leasehold interests in real property of a Grantor to secure Term Loan Obligations, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
          “Term Loan Obligations” means all “Obligations” (as such term is defined in the Term Loan Credit Agreement) under the Term Loan Documents and under the Secured Hedge Agreements (as such term is defined in the Term Loan Credit Agreement).
          “Term Loan Secured Parties” means, at any time, the Term Loan Administrative Agent, the Term Loan Collateral Agent, each Term Loan Lender, each Hedge Bank (as defined in the ABL Credit Agreement), the beneficiaries of each indemnification obligation undertaken by any Grantor under any Term Loan Document and each other holder of, or obligee in respect of, any Term Loan Obligations outstanding at such time.
          “Term Loan Security Agreement” means that certain Security Agreement dated as of April 26, 2011, among the Company, the subsidiaries of the Company party thereto and the Term Loan Collateral Agent, as amended, restated, amended and restated, supplemented, replaced or otherwise modified from time to time.
          “Term Loan Security Documents” means the Term Loan Security Agreement, the Term Loan Mortgages, the Intellectual Property Security Agreements (as defined in the Term Loan Security Agreement) and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure any Term Loan Obligations.
          “UCC” means the Uniform Commercial Code as from time time in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
          (c) Unless otherwise defined in this Agreement, terms defined in Article 8 or 9 of the UCC are used in this Agreement (whether or not capitalized) as such terms are defined in such Article 8 or 9 (including Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Commodity Accounts, Commodity Contract, Deposit Accounts, Documents, Equipment, Farm Products, Financial Assets, Fixtures, General Intangibles, Payment Intangibles, Goods, Instruments, Inventory, Investment Property, Letter of Credit Rights, Proceeds, Products, Securities Accounts, Securities Intermediary, Security, Securities Account, Security Entitlements and Supporting Obligations).
ARTICLE II
Subordination of Junior Liens; Certain Agreements
          SECTION 2.01. Subordination of Junior Liens.
          (a) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Term Loan Documents, the ABL Documents or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing. The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all subordination agreements and other instruments as shall be reasonably requested by the Senior Representative to confirm and evidence any subordination of Junior Secured Obligations Collateral provided for in this Section 2.01(a). If requested, such subordination agreement or other instrument shall be in recordable form and shall be in form and substance reasonably satisfactory to the Senior Representative, the Junior Representative and the title insurance company insuring the Liens of the Secured Parties on the Mortgaged Properties (as defined in the Term Loan Credit Agreement).
          (b) It is acknowledged that (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, Refinanced, restated, supplemented or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties and the Term Loan Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, increase, restatement or Refinancing of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.
          SECTION 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. Subject to clause (b) below, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, under applicable law or otherwise (any such action, an “Enforcement Action”), at any time when such Junior Secured Obligations Collateral shall be subject to any Senior Lien and any Senior Secured Obligations secured by such Senior Lien shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured by such Senior Lien shall remain in effect, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, (A) take all such actions as it shall deem necessary to preserve, perfect or continue the perfection of its Junior Liens, (B) in any bankruptcy, insolvency or other proceeding commenced by or against Company or any other Grantor, the Junior Representative may file a claim or statement of interest with respect to the Junior Secured Obligations, (C) the Junior Secured Obligations Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Junior Secured Obligations Secured Parties, including without limitation any claims secured by the Collateral, if any, (D) subject to Section 2.04, in any bankruptcy, insolvency or other proceeding, the Junior Secured Obligations Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under the Bankruptcy Code or applicable law, and (E) in any bankruptcy, insolvency or other proceeding, the Junior Secured Obligations Secured Parties shall be entitled to vote on any plan of reorganization, in each case of the foregoing clauses (A) through (E) to the extent consistent with the provisions hereof.
          (b) Notwithstanding anything to the contrary herein, with respect to the Senior Secured Obligations Collateral, (i) after a period of 180 days has elapsed since the later of: (A) the date on which the Junior Representative declared the existence of an Event of Default and demanded the repayment of all the principal amount of any Junior Lien Obligations; and (B) the date on which the Senior Representative received a Notice of Event of Default (the “Standstill Period”), the Junior Representative and/or any Junior Secured Obligations Secured Party may commence an Enforcement Action with respect to the Senior Secured Obligations Collateral; provided, however, that (A) notwithstanding the expiration of the Standstill Period, in no event shall the Junior Representative and/or any Junior Secured Obligations Secured Party commence an Enforcement Action with respect to any Senior Secured Obligations Collateral if the Senior Representative or any Senior Secured Obligations Secured Parties shall have commenced, and shall be diligently pursuing, an Enforcement Action, and (B) following the Standstill Period, if the Junior Representative and/or any Junior Secured Obligations Secured Party has commenced an Enforcement Action and either the Senior Representative or any Senior Secured Obligations Secured Party, as applicable, shall have commenced an Enforcement Action thereafter, the Junior Representative or the applicable Junior Secured Obligations Secured Parties that commenced the Enforcement Action shall promptly cease such action so long as the Senior Representative or the applicable Senior Secured Obligations Secured Party shall be diligently pursuing its Enforcement Action; and (ii) proceeds of any Senior Secured Obligations Collateral received pursuant to an Enforcement Action by the Junior Representative and/or any Junior Secured Obligations Secured Party in respect of any Junior Secured Obligations will be paid over to the Senior Representative in accordance with Section 2.04 and applied in accordance with Section 2.14.
          SECTION 2.03. No Duties of Senior Representative.
          Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than (i) to transfer to the Junior Representative any proceeds of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral (in each case, unless the Junior Liens on all such Junior Secured Obligations Collateral are terminated and released prior to or concurrently with such sale, transfer, disposition, payment or satisfaction), the payment and satisfaction in full of the Senior Secured Obligations secured thereby and the termination of any commitment to extend credit that would constitute Senior Secured Obligations secured thereby, or, if the Senior Representative shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party and (ii) to serve as gratuitous bailee pursuant to Article III herein. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the Senior Secured Obligations secured by any Collateral in respect of which such Junior Secured Obligations Secured Party holds a Junior Lien shall have been paid and satisfied in full and any commitment to extend credit that would constitute Senior Secured Obligations secured thereby shall have been terminated, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the Senior Secured Obligations Security Documents without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of (i) any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations, (ii) any election by the Senior Representative or any Senior Secured Obligations Secured Party, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.06, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code by, the Company or any of its subsidiaries, as debtor-in-possession.
          SECTION 2.04. No Interference; Payment Over; Reinstatement.
          (a) Each Junior Secured Obligations Secured Party agrees that (i) it will not knowingly take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by any other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.
          (b) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time when any Senior Secured Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute Senior Secured Obligations secured or intended to be secured by such Senior Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust for the Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it receives notice or obtains actual knowledge that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.
          SECTION 2.05. Automatic Release of Junior Liens.
          (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree that (i) in the event the Senior Secured Obligations Secured Parties release their Lien on any Senior Secured Obligations Collateral subject to any Junior Lien (other than a release in connection with a sale, transfer or other disposition of Senior Secured Obligations Collateral, which shall be governed by clause (a)(ii) below), such Junior Lien on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the Senior Secured Obligations Secured Parties, an Event of Default shall then have occurred and be continuing under the Junior Documents (provided that any Junior Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Junior Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Junior Documents) ceases to exist); and (ii) in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the satisfaction in full of the Senior Secured Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any property or assets that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien attach to, or be perfected with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents and so long as no Event of Default under the Junior Documents shall have occurred, be continuing or would result therefrom at such time.
          (b) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

          SECTION 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings.
          (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its subsidiaries.
          (b) If the Company or any of its subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens), so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.
          (c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral.
          (d) If any Secured Party is required in any insolvency, bankruptcy or other proceeding or otherwise to turn over or otherwise pay to the estate of the applicable Grantor any amount paid in respect of ABL Obligations or the Term Loan Obligations, as the case may be (a “Recovery”), then such ABL Secured Parties or Term Loan Secured Parties shall be entitled to a reinstatement of ABL Obligations or the Term Loan Obligations, as the case may be, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
          SECTION 2.07. Reinstatement.
          In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.
          SECTION 2.08. Entry Upon Premises by the ABL Administrative Agent and the ABL Lenders.
          (a) If the ABL Administrative Agent takes any enforcement action with respect to the ABL First Lien Collateral, the Term Loan Secured Parties (i) shall cooperate with the ABL Administrative Agent (at the sole cost and expense of the ABL Administrative Agent and subject to the condition that the Term Loan Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Term Loan Secured Parties) in its efforts to enforce its security interest in the ABL First Lien Collateral and to finish any work-in-process and assemble the ABL First Lien Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Administrative Agent from enforcing its security interest in the ABL First Lien Collateral or from finishing any work-in-process or assembling the ABL First Lien Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the ABL Administrative Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Term Loan First Lien Collateral (including (A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL First Lien Collateral and completing the processing of and turning into finished goods of any ABL First Lien Collateral consisting of work-in-process, (2) selling any or all of the ABL First Lien Collateral located on such Term Loan First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL First Lien Collateral located on such Term Loan First Lien Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to the ABL First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Term Loan Administrative Agent or the Term Loan Collateral Agent from selling, assigning or otherwise transferring any Term Loan First Lien Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section 2.08. If any stay or other order prohibiting the exercise of remedies with respect to the ABL First Lien Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Administrative Agent conducts a public auction or private sale of the ABL First Lien Collateral at any of the real property included within the Term Loan First Lien Collateral, the ABL Administrative Agent shall provide the Term Loan Collateral Agent with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Term Loan Collateral Agent’s use of such real property.
          (b) During the period of actual occupation, use or control by the ABL Administrative Agent or its employees, agents, or representatives, of any Term Loan First Lien Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Term Loan First Lien Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Term Loan First Lien Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties jointly and severally agree to pay, indemnify and hold the Term Loan Administrative Agent and the Term Loan Collateral Agent and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including reasonable and documented legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Administrative Agent or any of its agents, representatives, employees, or invitees in its or their operation of such facilities. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Term Loan First Lien Collateral, the ABL Administrative Agent requires the services of any employees of the Company or any of its subsidiaries, the ABL Administrative Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the ABL Administrative Agent requires their services. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Term Loan Secured Parties pursuant to this Section 2.08 as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Term Loan First Lien Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section 2.08 and the ABL Secured Parties shall have no duty or liability to maintain the Term Loan First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Term Loan First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Term Loan First Lien Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the ABL Administrative Agent, to the extent that rights have been exercised under this Section 2.08 by the ABL Administrative Agent, shall cooperate with the Term Loan Secured Parties in connection with any efforts made by the Term Loan Secured Parties to sell the Term Loan First Lien Collateral.
          SECTION 2.09. Insurance.
          Unless and until written notice by the ABL Administrative Agent to the Term Loan Administrative Agent that the ABL Obligations have been Discharged, as between the ABL Administrative Agent, on the one hand, and the Term Loan Administrative Agent and Term Loan Collateral Agent, as the case may be, on the other hand, only the ABL Administrative Agent will have the right (subject to the rights of the Grantors under the ABL Documents and the Term Loan Documents) to adjust or settle any insurance policy or claim covering or constituting ABL First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL First Lien Collateral. Unless and until written notice by the Term Loan Administrative Agent to the ABL Administrative Agent that the Term Loan Obligations have been Discharged, as between the ABL Administrative Agent, on the one hand, and the Term Loan Administrative Agent and the Term Loan Collateral Agent, as the case may be, on the other hand, only the Term Loan Collateral Agent will have the right (subject to the rights of the Grantors under the ABL Documents and the Term Loan Documents) to adjust or settle any insurance policy covering or constituting Term Loan First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Term Loan First Lien Collateral. To the extent that an insured loss covers or constitutes both ABL First Lien Collateral and Term Loan First Lien Collateral, then the ABL Administrative Agent and the Term Loan Collateral Agent will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Documents and the Term Loan Documents) under the relevant insurance policy. Notwithstanding anything to the contrary in any Security Document, if any provision of any ABL Security Document or any Term Loan Security Document requires the Company or any of its subsidiaries to name the ABL Administrative Agent or the Term Loan Collateral Agent as an additional insured or a loss payee under any insurance policy, such requirement shall have been complied with if any such insurance policy also names the ABL Administrative Agent or the Term Loan Collateral Agent, as applicable, as an additional insured or loss payee, as the case may be, in each case subject to the terms of this Section 2.09.
          SECTION 2.10. Refinancings.
          The ABL Obligations and the Term Loan Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any ABL Document or any Term Loan Document) of any ABL Secured Party or any Term Loan Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the holders of any such Refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the ABL Administrative Agent or the Term Loan Collateral Agent, as the case may be, shall reasonably request and in form and substance reasonably acceptable to the ABL Administrative Agent or the Term Loan Collateral Agent, as the case may be. In connection with any Refinancing contemplated by this Section 2.10, this Agreement may be amended at the request and sole expense of the Company, and without the consent of either Representative, (a) to add parties (or any authorized agent or trustee therefor) providing any such Refinancing indebtedness, (b) to establish that Liens on any Term Loan First Lien Collateral securing such Refinancing indebtedness shall have the same priority as the Liens on any Term Loan First Lien Collateral securing the indebtedness being Refinanced, and (c) to establish that the Liens on any ABL First Lien Collateral securing such Refinancing indebtedness shall have the same priority as the Liens on any ABL First Lien Collateral securing the indebtedness being Refinanced, all on the terms provided for herein immediately prior to such Refinancing.
          SECTION 2.11. Amendments to Security Documents.
          Without the prior written consent of the Senior Representative, no Junior Secured Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Secured Obligations Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

          SECTION 2.12. Legends.
          The ABL Administrative Agent acknowledges with respect to the ABL Credit Agreement and the ABL Security Documents, and the Term Loan Collateral Agent acknowledges with respect to the Term Loan Credit Agreement and the Term Loan Security Documents, that the ABL Credit Agreement, the Term Loan Credit Agreement and each Security Document will contain the appropriate legend set forth on Annex I.
          SECTION 2.13. No Debt Subordination.
          Nothing in this Agreement shall be deemed to subordinate the right of the ABL Lenders or the Term Loan Lenders to receive payment, whether before or after the occurrence of any default, event of default or insolvency proceeding (other than payments from Collateral, to the extent contrary to the provisions of this Agreement).
          SECTION 2.14. Application of Proceeds.
          Prior to the Discharge of Senior Secured Obligations, whether or not any proceeding under the Bankruptcy Code has been commenced by or against any Grantor, any Senior Secured Obligations Collateral or proceeds thereof received in connection with any exercise of remedies with respect to such Senior Secured Obligations Collateral (at such time as such Collateral or proceeds has been monetized) shall be applied: (i) first, to the payment in full in cash of the Senior Secured Obligations in accordance with the Senior Documents and (ii) second, to the payment in full in cash of the Junior Secured Obligations in accordance with the Junior Documents, and the Senior Representative shall provide the Junior Representative with such Collateral or proceeds in the same form as received and with any necessary endorsements. If any exercise of remedies with respect to the Collateral produces non-cash proceeds, then such non-cash proceeds shall be held by the applicable Representative that exercised such remedies as additional Collateral and, at such time as such non-cash proceeds are monetized, shall be applied as set forth above.
          SECTION 2.15. Exercise of Remedies — Set Off and Tracing of Priorities in Proceeds.
          (a) The ABL Administrative Agent, for itself and on behalf of the ABL Secured Parties, acknowledges and agrees that, to the extent the ABL Administrative Agent or any ABL Secured Party exercises its rights of setoff against any Grantors’ deposit accounts or securities accounts that contain identifiable proceeds of Term Loan First Lien Collateral, a percentage of the amount of such setoff equal to the percentage that such Proceeds bear to the total amount on deposit in or credited to the balance of such deposit accounts or securities accounts shall be deemed to constitute Term Loan First Lien Collateral, which amount shall be held and distributed pursuant to Section 2.14; provided, however that the foregoing shall not apply to any setoff by the ABL Administrative Agent against any ABL First Lien Collateral to the extent applied to the payment of ABL Obligations.
          (b) Subject to Section 2.15(c), the ABL Administrative Agent, for itself and on behalf of the ABL Secured Parties and the Term Loan Collateral Agent, for itself and on behalf of the Term Loan Secured Parties, further agree that prior to an issuance of an Enforcement

Notice, any Proceeds of Collateral, whether or not deposited in an account subject to an account control agreement, shall not (as between the Collateral Agents, the ABL Secured Parties and the Term Loan Secured Parties) be treated as Proceeds of Collateral for purposes of determining the relative priorities in the Collateral.
          (c) The Term Loan Collateral Agent, for itself and on behalf of the applicable Term Loan Secured Parties, also agrees that prior to an issuance of an Enforcement Notice, (i) all funds deposited in a Deposit Account or Securities Account (excluding, for the avoidance of doubt, the Disposition Proceeds Accounts) subject to an account control agreement that constitute ABL First Lien Collateral and (ii) then applied to the ABL Obligations (including, without limitation, pursuant to the occurrence of a “cash dominion period” or similar event under the ABL Documents) shall be treated as ABL First Lien Collateral and, unless the ABL Administrative Agent has actual knowledge to the contrary, any claim that such payments made to the ABL Administrative Agent through such Deposit Accounts and Securities Accounts that are subject to such account control agreements are Proceeds of or otherwise constitute Term Loan Collateral are waived by the Term Loan Collateral Agent and the Term Loan Secured Parties; provided that after receipt of an Enforcement Notice from the Term Loan Collateral Agent, all such funds and proceeds of Collateral shall be applied pursuant to Section 2.14.
          SECTION 2.16. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors.
          Except as otherwise set forth herein, both before and during any bankruptcy, insolvency or other proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of bankruptcy, insolvency or other proceeding, against the Company or any other Grantor in accordance with applicable law; provided, that the Junior Secured Obligations Secured Parties may not take any such actions to the extent inconsistent with this Agreement; provided, further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.
          SECTION 2.17. Similar Liens and Agreements.
          The parties hereto agree that it is their intention that the ABL Collateral and the Term Loan Collateral be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
     (a) upon request by the ABL Administrative Agent or the Term Loan Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the ABL Collateral and the Term Loan Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the ABL Documents and the Term Loan Documents;

     (b) that the documents and agreements creating or evidencing the ABL Collateral and the Term Loan Collateral shall be in all material respects the same forms of documents other than with respect to (i) the first lien and the second lien nature of the obligations thereunder and (ii) the delivery of Collateral, the security interest in which may be perfected only by possession or control by a single person of such Collateral prior to the Discharge of Senior Secured Obligations;
     (c) each Grantor agrees that, in the event any Grantor takes any action to grant or perfect a Lien in favor of one Collateral Agent in any assets, such Grantor shall also take such action to grant or perfect a Lien (subject to the terms of this Agreement) in favor of the other Collateral Agent without request of such Collateral Agent; and
     (d) each Grantor agrees that, in the event any subsidiary of such Grantor which from time to time after the date hereof guarantees the ABL Obligations or the Term Loan Obligations or pledges any assets as collateral for the ABL Obligations or Term Loan Obligations, then such Grantor shall cause such subsidiary to also guarantee the ABL Obligations or Term Loan Obligations, as applicable or pledge assets as collateral for the ABL Obligations or Term Loan Obligations, as applicable.
ARTICLE III
Gratuitous Bailment for Perfection of Certain Security Interests; Rights Under Permits and Licenses
          SECTION 3.01. General.
          The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for and on behalf of and for the benefit of the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral to the extent that a security interest in such Collateral or account may be perfected by an agent serving as gratuitous bailee for and on behalf of another party. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other Person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.07, at such time as the Senior Secured Obligations secured by the Senior Lien of the Senior Representative shall have been paid and satisfied in full and any commitment to extend credit that would constitute such Senior Secured

Obligations shall have been terminated, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative; provided that if the ABL Obligations are Refinanced in accordance with Section 2.10, such Collateral and control will be transferred to the ABL Administrative Agent designated for such Refinancing indebtedness.
          SECTION 3.02. Deposit Accounts.
          The Company and its subsidiaries may from time to time establish deposit accounts with certain depositary banks in which collections from Inventory and Accounts may be deposited. Unless the Junior Liens on such ABL First Lien Collateral shall have been or concurrently are released, after the occurrence of the ABL First Lien Collateral Transition Date, the ABL Administrative Agent shall (a) to the extent that the same are then under the sole dominion and control of the ABL Administrative Agent and that such action is otherwise within the power and authority of the ABL Administrative Agent pursuant to the ABL Documents, at the request of the Term Loan Administrative Agent or the Term Loan Collateral Agent, transfer all cash and other assets in any such Deposit Account maintained with the ABL Administrative Agent to the Term Loan Collateral Agent (and each Grantor hereby authorizes and consents to any such transfer) and (b) at the request of the Term Loan Collateral Agent, cooperate with the Company and the Term Loan Collateral Agent (at the expense of the Company) in permitting control of any other Deposit Accounts to be transferred to the Term Loan Collateral Agent (or for other arrangements with respect to each such Deposit Account satisfactory to the Term Loan Collateral Agent to be made); provided that if the ABL Obligations are Refinanced in accordance with Section 2.10, such Collateral and control will be transferred to the ABL Administrative Agent designated for such Refinancing indebtedness; it being understood and agreed that any existing control agreements in favor of the ABL Administrative Agent shall be revised to include the Term Loan Collateral Agent and any future control agreements shall be in favor of the ABL Administrative Agent and the Term Loan Collateral Agent.
          SECTION 3.03. Rights under Permits and Licenses.
          The Term Loan Collateral Agent agrees that if the ABL Administrative Agent shall require rights available under any permit or license controlled by the Term Loan Collateral Agent in order to realize on any ABL First Lien Collateral, the Term Loan Collateral Agent (subject to the terms of the Term Loan Credit Agreement, including the Term Loan Collateral Agent’s rights to indemnification thereunder) take all such actions as shall be available to them (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the ABL Administrative Agent in writing, to make such rights available to the ABL Administrative Agent, subject to the Term Loan Liens. The ABL Administrative Agent agrees that if the Term Loan Collateral Agent shall require rights available under any permit or license controlled by the ABL Administrative Agent (as certified to the ABL Administrative Agent by the Term Loan Collateral Agent, upon which the ABL Administrative Agent may rely) in order to realize on any Term Loan First Lien Collateral, the ABL Administrative Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Term Loan Collateral Agent in writing, to make such rights available to the Term Loan Collateral Agent, subject to the ABL Liens.
ARTICLE IV
Existence and Amounts of Liens and Obligations
          Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Company or any of its subsidiaries, any Secured Party or any other Person as a result of such determination.
ARTICLE V
Consent of Grantors
          Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).
ARTICLE VI
Representations and Warranties
          SECTION 6.01. Representations and Warranties of Each Party.
          Each party hereto represents and warrants to the other parties hereto as follows:
     (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.
     (b) This Agreement has been duly executed and delivered by such party.

     (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.
          SECTION 6.02. Representations and Warranties of Each Representative.
          Each of the Term Loan Collateral Agent and the ABL Administrative Agent represents and warrants to the other parties hereto that it is authorized under the Term Loan Credit Agreement and the ABL Credit Agreement, respectively, to enter into this Agreement.
ARTICLE VII
Miscellaneous
          SECTION 7.01. Notices.
          All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
     (a) if to the ABL Administrative Agent, to it at Bank of America, N.A., 335 Madison Avenue, New York, New York 10017, Attention of Robert Anchundia (Telecopy No. (212) 503-7483);
     (b) if to the Term Loan Collateral Agent, to it at UBS AG, Stamford Branch, 677 Washington Boulevard, Attention of Banking Products Services Agency (Telecopy No. (203) 719-4176);
     (c) if to the Company, to it at Nortek, Inc., 50 Kennedy Plaza, Providence, RI 02903, Attention: Kevin W. Donnelly (Telecopy No. 401-751-4610); and
     (d) if to any other Grantor, to it in care of the Company as provided in clause (d) above.
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this

Section 7.01. As agreed to in writing among the Company, the Term Loan Collateral Agent and the ABL Administrative Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.
          SECTION 7.02. Waivers; Amendment.
          (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
          (b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Company; provided, however, that this Agreement may be amended from time to time, in each case to the extent such amendment is in form and substance reasonably satisfactory to each Representative, (x) as provided in Section 2.10 and (y)(A) to add other parties (or any authorized agent thereof or trustee therefor) holding Credit Agreement Refinancing Indebtedness (as defined in the Term Loan Credit Agreement) that are incurred in compliance with the ABL Documents and the Term Loan Documents, (B) to establish that the Liens on any Term Loan First Lien Collateral securing such Credit Agreement Refinancing Indebtedness shall be pari passu hereunder with the Liens on such Term Loan First Lien Collateral securing the Term Loan Obligations and senior to the Liens on such Term Loan First Lien Collateral securing any ABL Obligations, all on the terms provided for herein immediately prior to such amendment and (C) to establish that the Liens on any ABL First Lien Collateral securing such Credit Agreement Refinancing Indebtedness shall be pari passu hereunder with the Liens on such ABL First Lien Collateral securing the Term Loan Obligations and junior and subordinated to the Liens on such ABL First Lien Collateral securing any ABL Obligations, all on the terms provided for herein immediately prior to such amendment. Any such additional party and each party hereto shall be entitled to rely upon a certificate delivered by an officer of the Company certifying that such Credit Agreement Refinancing Indebtedness was issued or borrowed in compliance with the ABL Documents and the Term Loan Documents.
          SECTION 7.03. Parties in Interest.
          This Agreement shall be binding upon and inure to the benefit of the parties hereto (including any Person that becomes a party hereto after the date hereof, including, but not limited to, the holders of Credit Agreement Refinancing Indebtedness) and their respective successors and assigns, as well as the other Term Loan Secured Parties and ABL Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

          SECTION 7.04. Survival of Agreement.
          All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
          SECTION 7.05. Counterparts.
          This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
          SECTION 7.06. Severability.
          Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process.
          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.
          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section 7.07. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          SECTION 7.08. WAIVER OF JURY TRIAL.
          EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.08.
          SECTION 7.09. Headings.
          Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          SECTION 7.10. Conflicts.
          In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other ABL Documents and/or Term Loan Documents, the provisions of this Agreement shall control.
          SECTION 7.11. Provisions Solely to Define Relative Rights.
          The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties, on the one hand, and the Term Loan Secured Parties, on the other hand. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11 or Article VII) is intended to or will amend, waive or otherwise modify the provisions of the ABL Credit Agreement or the Term Loan Credit Agreement), and neither the Company nor any other Grantor may rely on the terms hereof (other than Sections 2.01(b), 2.05, 2.06, 2.10 and 2.11, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of the Company or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Term Loan Documents and the ABL Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein, in any Term Loan Document or any ABL Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement or any Term Loan

Document with respect to any ABL First Lien Collateral in any manner that would cause a default under any ABL Document, or (b) pursuant to this Agreement or any ABL Document with respect to any Term Loan First Lien Collateral in any manner that would cause a default under any Term Loan Document.
          SECTION 7.12. Certain Terms Concerning Term Loan Collateral Agent, and ABL Administrative Agent.
          Each of the Term Loan Collateral Agent and ABL Administrative Agent is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Term Loan Credit Agreement and the ABL Credit Agreement, as the case may be; and in so doing, neither the Term Loan Collateral Agent nor the ABL Administrative Agent shall be responsible for the terms or sufficiency of this Agreement for any purpose. Neither the Term Loan Collateral Agent nor the ABL Administrative Agent shall have any duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Term Loan Collateral Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Term Loan Credit Agreement (including without limitation Article IX thereof) and, in the case of the Term Loan Collateral Agent, the Term Loan Security Agreement. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the ABL Administrative Agent shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the ABL Credit Agreement (including without limitation Article IX thereof) and the other ABL Documents.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as ABL Administrative Agent,
By:	/s/ Robert Anchundia
	Name:	Robert Anchundia
	Title:	Vice President

Signature page to the Lien Subordination and Intercreditor Agreement

UBS AG, STAMFORD BRANCH, as Term Loan Collateral Agent,
By:	/s/ Irja R. Otsa
	Name:	Irja R. Otsa
	Title:	Associate Director Banking Products Services, US

By:	/s/ Mary E. Evans
	Name:	Mary E. Evans
	Title:	Associate Director Banking Products Services, US

Signature page to the Lien Subordination and Intercreditor Agreement

NORTEK, INC.

By:	/s/ Edward J. Cooney

Name:	Edward J. Cooney
Title:	Vice President and Treasurer
Signature page to the Lien Subordination and Intercreditor Agreement

AIGIS MECHTRONICS, INC.
BROAN-MEXICO HOLDINGS, INC.
BROAN-NUTONE LLC
BROAN-NUTONE STORAGE SOLUTIONS LP
CES GROUP, LLC
CES INTERNATIONAL LTD.
CLPK, LLC
ELAN HOME SYSTEMS, L.L.C.
ERGOTRON, INC.
GATES THAT OPEN, LLC
GEFEN, LLC
GOVERNAIR LLC
HUNTAIR, INC.
HUNTAIR MIDDLE EAST HOLDINGS, INC.
LINEAR LLC
LITE TOUCH, INC.
MAGENTA RESEARCH LTD.
MAMMOTH, INC.
NILES AUDIO CORPORATION
NORDYNE LLC
NORDYNE INTERNATIONAL, INC.
NORTEK, INC.
NORTEK INTERNATIONAL, INC.
NUTONE LLC
OMNIMOUNT SYSTEMS, INC.
OPERATOR SPECIALTY COMPANY, INC.
PACIFIC ZEPHYR RANGE HOOD INC.
PANAMAX LLC
RANGAIRE GP, INC.
RANGAIRE LP, INC.
SECURE WIRELESS, INC.
SPEAKERCRAFT, LLC
TEMTROL, LLC
THE AVC GROUP, LLC
XANTECH LLC
ZEPHYR VENTILATION, LLC

By:	/s/ Edward J. Cooney

Name:	Edward J. Cooney
Title:	Vice President and Treasurer
(of entity listed or as an officer of the managing member, sole member or general partner)
Signature page to the Lien Subordination and Intercreditor Agreement

ANNEX I
Provision for the ABL Credit Agreement and the Term Loan Credit Agreement
          Reference is made to the Lien Subordination and Intercreditor Agreement dated as of April 26, 2011, among Bank of America, N.A., as ABL Administrative Agent thereunder for the ABL Secured Parties referred to therein; UBS AG, Stamford Branch, as Term Loan Collateral Agent; Nortek, Inc.; and the other subsidiaries of Nortek, Inc. named therein (the “Intercreditor Agreement”). Each [ABL Lender hereunder] [Term Loan Lender hereunder,] (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement and (c) authorizes and instructs the [ABL Administrative Agent] [Term Loan Collateral Agent] to enter into the Intercreditor Agreement as [ABL Administrative Agent] [Term Loan Collateral Agent] and on behalf of such [ABL Lender] [Term Loan Lender]. The foregoing provisions are intended as an inducement to the lenders under the [ABL Credit Agreement] [Term Loan Credit Agreement] to extend credit and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.
Provision for ABL Security Documents and Term Loan Security Documents
          Reference is made to the Lien Subordination and Intercreditor Agreement dated as of April 26, 2011, among Bank of America, N.A., as ABL Administrative Agent thereunder for the ABL Secured Parties referred to therein; UBS AG, Stamford Branch, as Term Loan Collateral Agent and as Term Loan Collateral Agent; Nortek, Inc.; and the other subsidiaries of Nortek, Inc. named therein (the “Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Senior Secured Obligations Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.